UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

AMENDMENT NO. 2
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PROTEA BIOSCIENCES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

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EXPLANATORY NOTE

This Amendment No. 2 to the Preliminary Proxy Statement on Schedule 14A (the “Preliminary Schedule 14A”) of Protea Biosciences Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2016, as amended on August 22, 2016 is being filed to make the following changes:

1) to delete Proposal #2 in connection with the and as a result of the withdrawal of the Registration Statement on Form S-1 (File No. 333-211674) filed by the Company with the SEC on August 26, 2016;

2) to respond to the SEC comments relating to the provision of additional information required under the SEC’s proxy disclosure rules; and

3) to reflect current information on the issued and outstanding securities of the Company.

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PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

NOTICE OF CONSENT SOLICITATION

To the stockholders of Protea Biosciences Group, Inc.:

Notice is hereby given that we are seeking the written consents of stockholders holding a majority of our issued and outstanding share of common stock (the “Majority Stockholders”) as of August 22, 2016 (the “Record Date”) acting in lieu of a special meeting (the “Consents”) to authorize and approve the following proposal (the “Proposal”):

To amend our Certificate of Incorporation (the “Charter Amendment”) to increase our authorized capitalization from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Common Stock Increase”)

We intend to effectuate the Charter Amendment by filing it with the Delaware Secretary of State immediately upon receipt of properly executed required Consents from the holders of majority of the outstanding shares of our Common Stock as of the Record Date (the “Majority Stockholders”).

Our Board has fixed August 22, 2016 as the Record Date for holders of our Common Stock who will be entitled to participate in this Consent Solicitation and provide Consents. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about _____ ____, 2016 to all holders of our Common Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposal described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein. The entire Consent Solicitation Statement is available for review by each stockholder on https://proteabio.com.

The Board requests that you sign, date and return your Consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or by telephone or via the internet) as soon as possible, but no later than _______, 2016.

By Order of the Board of Directors,

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer and Director
September 6, 2016

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PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

CONSENT SOLICITATION STATEMENT

September ___, 2016

This Consent Solicitation Statement is being furnished to holders of Common Stock of Protea Biosciences Group, Inc., a Delaware corporation (“Protea,” the “Company,” “we,” “our” or “us”) as of the Record Date, in connection with the solicitation of Consents from the stockholders of the Company by our Board of Directors. We are soliciting the Consents in lieu of a special meeting of the stockholders to approve the following proposal (“Proposal”):

To amend our Certificate of Incorporation (the “Charter Amendment”) to increase our authorized capitalization from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Common Stock Increase”)

Approval of the Proposal above requires the affirmative vote or written Consents of Majority Stockholders entitled to vote thereon. There are no rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

A copy of the form of written Consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. A form of the Charter Amendment to be filed with the Delaware Secretary of State to implement the Authorized Common Stock Increase is included as Exhibit A to this Consent Solicitation Statement.

On August 16, 2016, our Board of Directors unanimously approved an increase in the authorized capital stock of the Company from 250,000,000 shares of the Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share. On August 19, 2016, our Board of Directors unanimously approved the Authorized Common Stock Increase and the Charter Amendment.

Under Section 228 of the Delaware General Corporation Law (“DGCL”), and in accordance with our Second Amended and Restated Bylaws, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a Consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

We are sending this Consent Solicitation Statement to our stockholders of the Record Date. As of such date, approximately 133,720,519 shares of our Common Stock were outstanding. Only stockholders of record as of the Record Date will be entitled to submit written Consents for such number of shares then held on the Proposal that is the subject of this Consent Solicitation. Consents signed by at least the Majority Stockholders entitled to vote are required in order to approve the Proposal set forth herein. To be counted towards the Consents required for approval of the transactions described herein, your Consent must be received within 60 days from the date of the earliest dated and delivered Consents. Under DGCL and our Certificate of Incorporation the failure to timely deliver written Consents will have the same effect as a vote against the Proposal set forth herein.

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In order to register your Consent to the matters set forth herein, you should return your signed and dated written Consent in the enclosed envelope. You may register your Consent by telephone or the internet by following the instructions on Annex A.

Promptly following receipt of the executed written Consents from the Majority Stockholders of our Common Stock as of the Record Date; we intend to immediately effectuate the Charter Amendment by filing it with the Delaware Secretary of State.

You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

Our Board of Directors believes that certain large holders of our Common Stock, our executive officers and directors, may provide their Consents to the Proposal, although there has been no formal request or agreement with respect to their authorization of such Consents. 47,161,544 shares (approximately 35.2%) of our outstanding shares of Common Stock are believed to be controlled and beneficially owned by our officers and directors, and 47,914,341 shares (approximately 34.0%) of our outstanding shares of Common Stock are believed to be controlled and beneficially owned by such holders deemed 5% stockholders as of the Record Date.

We will not consummate the Charter Amendment in the event that we fail to receive properly executed written Consents approving the Charter Amendment set forth herein from the Majority Stockholders.

We will pay the costs of soliciting these Consents. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail or by other appropriate means. Mr. Jesse Ayers, will assist in the mailing of this Consent Solicitation Statement, the collection of written Consents and the tabulation of votes, but will not solicit any stockholders. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 1311 Pineview Drive Suite 501, Morgantown, West Virginia 26505 and our telephone number there is (304) 292-2226.

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FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions by the holders of our Common Stock concerning the actions approved by our Board of Directors and a majority of the persons entitled to provide Consents. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	All holders of our Common Stock as of the Record Date. As of August 22, 2016, there were 133,720,519 shares of our Common Stock issued and outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A:	If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.

If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to provide your Consent or to withhold Consent to the Proposal set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consents or to withhold consents to the Proposal set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to the Proposal set forth herein if you have instructed them whether to provide your Consent. Your broker, bank, or other nominee has enclosed an instruction form for you to use to direct the broker, bank, or other nominee regarding whether or not to provide the Consent. Please instruct your broker, bank, or other nominee to provide the Consent by using the instruction form you received from them. Please return your completed written Consent or instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSAL SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?
A:	No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Second Amended and Restated Bylaws and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if the votes represented by Consents in writing, that would be necessary to authorize or approve the proposed actions set forth in this Consent Solicitation Statement, represent at least a majority of the outstanding voting power.

Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	Our Board of Directors unanimously recommends that our stockholders provide their CONSENTS IN FAVOR of the Proposal set forth in this Consent Solicitation Statement.

Q:	WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSAL?
A.	Because we are seeking stockholder approval by soliciting written Consents, the Proposal must receive signed written Consents from holders of record on the August 22, 2016 Record Date of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit Consents to be approved.

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Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENTS?
A:	After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to the Proposal set forth herein by signing and dating the enclosed written Consents and returning it in the enclosed envelope as soon as possible. You may register your Consent by mail, facsimile or via electronic mail on the internet by following the instructions on Annex A.

Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENTS?
A:	Because the Proposal requires the written Consent of the holders of a majority of the outstanding shares of our Common Stock, your failure to respond will have the same effect as Consents Withheld (AGAINST) the Proposal set forth in this Consent Solicitation.

Q:	CAN I VOTE AGAINST THE PROPOSAL?
A:	We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because the Proposal requires the affirmative Consents of the holders of a majority of our outstanding Common Stock, simply not delivering an executed written Consent in favor of our Proposal will have the same practical effect as a Consent withheld against the Proposal would have if they were being considered at a special meeting of stockholders.

Q:	CAN I REVOKE MY CONSENTS AFTER I HAVE DELIVERED IT?
A:	If you are the stockholder of record, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consents previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?
A:	We are requesting you to send us your written Consents by ________, 2016. Our Board of Directors may extend the deadline to receive written Consents in its sole discretion.

Under Section 228(c) of the DGCL written Consents will remain in effect until a sufficient number of Consents are received by us to take the actions proposed herein, provided, however, that such written Consents will not remain effective after 60 days from the date of the earliest dated and delivered Consents.

Q:	WHAT IS THE PURPOSE OF THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT?
A	We are currently authorized by our Certificate of Incorporation to issue up to 250,000,000 million shares of Common Stock. As of August 31, 2016, there are (i) issued and outstanding, an aggregate of 134,020,519 shares of our Common Stock, (ii) 82,688,812 additional shares of Common Stock issuable upon exercise of outstanding warrants, (iii) 15,759,473 additional shares of Common Stock issuable upon conversion of $3,073,614 of outstanding convertible notes, and 16,650,000 additional shares of Common Stock issuable upon exercise of stock options. Accordingly, as at August 31, 2016, our fully-diluted Common Stock is approximately 249,118,804 shares of Common Stock.

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The purpose of the Authorized Common Stock Increase is to increase our authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares. This will enable us, among other things, (i) to have a sufficient number of authorized shares of Common Stock to meet our contractual commitments to investors who purchased in March, May, June and July 2016 and through the date of this Consent Solicitation our convertible bridge notes (the “2016 Bridge Notes”) should the outstanding principal amount of the 2016 Bridge Notes be converted into shares of our Common Stock; (ii) to meet our contractual obligations to issue Common Stock to investors that may exercise their outstanding warrants; and (iii) to meet our commitment to directors and officers in connection with issuance of shares underlying their warrants.

WHEN WILL THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT BECOME EFFECTIVE?

We intend to effectuate the Authorized Common Stock Increase and the Charter Amendment immediately upon receipt of the signed Consents from the Majority Stockholders by filing of the Charter Amendment with the Delaware Secretary of State.

Q:	WHAT HAPPENS IF THE CHARTER AMENDMENT DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?
A:	If the Charter Amendment does not receive Consents from our Majority Stockholders on the Record Date entitled to provide such Consents, then our Certificate of Incorporation will not be amended to reflect the Authorized Common Stock Increase and Charter Amendment. This may result in having insufficient authorized shares of our Common Stock for the issuance of shares of Common Stock to our investors and our management. Therefore, in order to meet our the contractual obligations to our investors and the management, described above, we would be required to consummate a reverse stock split within a range of between 1-for-15 (1:15) and 1-for-25 (1:25), with the exact split ratio within the range of such reverse stock split to be determined by our Board of Directors, in their sole discretion. Such reverse stock split has previously been approved and authorized by our Board of Directors and by our stockholders on October 8, 2015 and December 1, 2015, respectively.

Q:	WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE CHARTER AMENDMENT?
A:	We will pay all of the costs of soliciting written Consents to the Proposal, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Charter Amendment, we will pay all necessary expenses associated with filing of the Charter Amendment with the Secretary of State of the State of Delaware. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Proposal.

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PROPOSAL

AUTHORIZED CAPITAL INCREASE AND CHARTER AMENDMENT

On August 16, 2016, our Board have unanimously approved and authorized to increase our authorized capital stock from 250,000,000 shares of the Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share. On August 19, 2016, our Board have unanimously approved and authorized a further increase in our authorized capital stock to 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, and filing of the proposed Charter Amendment, implementing this Authorized Common Stock Increase. The Board has ordered that a proposed Charter Amendment, implementing the Authorized Common Stock Increase, be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve the Charter Amendment.

No Dissenters’ Rights

In connection with the approval of the Charter Amendment, implementing the Authorized Common Stock Increase, you and our other stockholders will not have a right to dissent and obtain payment for shares under the DGCL or our Certificate of Incorporation or By-laws, as amended to date.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2015, (our “Annual Report”), are incorporated herein by reference.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Reports on Form 10-Q for the period ended March 31, 2016 and on form 10-Q, as amended, for the period ended June 30, 2016 (our “Quarterly Reports”), are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part I of our Quarterly Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Effectiveness of the Charter Amendment

If the proposed Charter Amendment, included as Exhibit A to this Consent Solicitation Statement, is adopted, we will immediately file the Charter Amendment with the Secretary of State of the State of Delaware, and the Charter Amendment will become effective upon this filing.

Required Vote

The Proposal requires written Consents from holders of record of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit such Consents.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT (FOR) to the Proposal for the Charter Amendment, implementing the Authorized Common Stock Increase.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of September 6, 2016, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of September 6, 2016. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 134,020,519shares of Common Stock outstanding as of September 6, 2016 plus, for each individual, any securities that individual has the right to acquire within 60 days of September 6, 2016.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Title	Beneficially Owned*		Percent of Class**
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	2,715,525	(1)	2.02%
Stanley Hostler	Secretary and Director	9, 205,888	(2)	6.71%
Greg Kilby	Vice President and Chief Operating Officer	131,250	(3)	*
Matthew Powell	Vice President, Research & Development	175,000	(4)	*
Steve Antoline	Director	16,979,344	(5)	11.86%
Leonard Harris	Director	4,206,625	(6)	3.11%
Ed Roberson	Director	595,383.00	(7)	*
Scott Segal	Director	3,358,150	(8)	2.49%
Josiah T. Austin	Director	9, 581,047	(9)	6.90%
Patrick Gallagher	Director	96,675	(10)	*
Maged Shenouda	Director	116,675	(11)	*
Officers and Directors as a Group (total of 13 persons)		47,161,544		35.2%
5% Stockholders
El Coronado Holdings, LLC		14,460,162	(12)	10.48%
Summit Resources, Inc.	—	15,348,629	(13)	10.73%
Andreas Wawrla		18,105,550	(14)	12.79%

*	Represents ownership under 1%.

(1)	Includes 2,197,375 shares of common stock, 168,153 shares of common stock to be acquired upon the exercise of warrants and 350,000 shares of common stock to be acquired upon the exercise of stock options.
(2)	Includes 3,554,390 shares of common stock, 1,324,204 shares of common stock to be acquired upon the exercise of warrants and 782,667 shares of common stock to be acquired upon the exercise of stock options. Also includes 2,481,659 shares of common stock held by Mr. Hostler’s wife, Virginia Child and 903,422 shares of common stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 111,234 shares of common stock and 4,449 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.

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(3)	Includes 131,250 shares of common stock to be acquired upon the exercise of stock options.
(4)	Includes 175,000 shares of common stock to be acquired upon the exercise of stock options.
(5)	Includes 1,514,048 shares of common stock Also includes 6,319,426 shares of Common Stock and 9,029,203 shares of Common Stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Steve A. Antoline 2006 Irrevocable Trust (the “Antoline Trust”) and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Antoline Trust and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of Common Stock and the shares of Common Stock to be acquired upon the exercise of warrants held of record by the Antoline Trust and Summit Resources, Inc. Includes 116,667 shares of Common Stock to be acquired upon the exercise of stock options.
(6)	Includes 3,026,735 shares of common stock, 713,222 shares of common stock to be acquired upon the exercise of warrants and 466,667 shares of common stock to be acquired upon the exercise of stock options.
(7)	Includes 355,456 shares of common stock, 57,260 shares of common stock to be acquired upon the exercise of warrants and 157,750 shares of common stock to be acquired upon the exercise of stock options. Also includes 67,856 shares of common stock owned of record by Morgan Keegan & Co, Inc., an IRA account of Ed Roberson.
(8)	Includes 2, 466,177 shares of common stock, 525,305 shares of common stock to be acquired upon the exercise of warrants and 366,667 shares of common stock to be acquired upon the exercise of stock options.
(9)	Includes 4,841,411 shares of common stock, 166,675 shares of common stock to be acquired upon the exercise of stock options, 3,966,908 shares to be acquired upon the exercise of warrants, and 606,050 shares of common stock upon the conversion of a convertible debenture
(10)	Includes 80,000 shares of common stock and 16,675 shares of common stock to be acquired upon the exercise of stock options.
(11)	Includes 100,000 shares of common stock and 16,667 shares of common stock to be acquired upon the exercise of stock options.
(12)	Includes 10,493,250 shares of common stock and 3,966,908 shares of common stock to be acquired upon the exercise of warrants.
(13)	Includes 6,319,426 shares of common stock and 9,029,203 shares of common stock to be acquired upon the exercise of warrants. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.
(14)	Includes 10,605,556 shares of common stock and 7,500,000 shares of common stock to be acquired upon the exercise of warrants.

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ANNUAL REPORTS

We shall provide a copy of our Annual Report and Quarterly Report, without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to our Annual Report and our Quarterly Report, copies of which are enclosed herewith. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

September 6, 2016

By Order of the Board of Directors

/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

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Exhibit A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
PROTEA BIOSCIENCES GROUP, INC.

(a Delaware corporation)

The undersigned, Stephen Turner, hereby certifies that:

1. He is the Chief Executive Officer of Protea Biosciences Group, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2. The present name of the Corporation is “Protea Biosciences Group, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on May 24, 2005, as amended on September 2, 2011, June 24, 2013, October 30, 2014, March 12, 2015 and July 2, 2015.

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The Fifth Article of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

5. The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred ten million (510,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this    day of         , 2016.

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer

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ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
PROTEA BIOSCIENCES GROUP, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of Protea Biosciences Group, Inc. (the “Company”) as of August 22, 2016 hereby takes the following action, in accordance with our Bylaws, as amended to date, and pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consent, pursuant to Section 228 of Title 8 of the Delaware Code, to the Proposal set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated August __, 2016, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following Proposal

Proposal	An amendment to our Certificate of Incorporation, as amended (the “Charter Amendment”) to increase authorized capitalization (the “Authorized Common Stock Increase”) from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share

RESOLVED, that Article 5 of the Certificate of Incorporation of the Corporation, as previously amended, be further amended to add the following paragraph to the end thereof:

The total number of shares of capital stock which the Corporation shall have authority to issue is: five hundred ten million (510,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

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RESOLVED, that the Certificate of Amendment (the “Charter Amendment”) to the Certificate of Incorporation of the Corporation attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated August ___, 2016 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS:  TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL:  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

TELEPHONE:  Call 1-727-289-0010 and follow the instructions

FACIMILE:  Mark, sign and date your proxy card and return it via fax to 1-727-289-0069.

INTERNET:  Visit www.islandstocktransfer.com. Click on Vote Your Proxy. Enter your control number. Enter your vote.

EMAIL: Send email to akotlova@islandstocktransfer.com with “Proxy Materials Protea Biosciences, Inc.” in the subject line.	Dated:
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]
[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written Consent in substantially the same form, shall be treated as a single Consent of stockholders.

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